                                                                    EXHIBIT 99.1

SELECTED FINANCIAL DATA

     The following financial data as of December 31, 2003 and 2002 and for the three years ended December 31, 2003 are an integral part of, and should be read in conjunction with, the consolidated financial statements and notes thereto. All other amounts have been prepared from our financial records. Certain amounts below have been restated or reclassified (see Note 1 of Notes to Consolidated Financial Statements in Item 8 [Exhibit 99.4]). Information concerning significant trends in the financial condition and results of operations is contained in Management's Discussion & Analysis of Financial Condition and Results of Operations of this report.

                                                                         2003         2002        2001          2000          1999
                                                                      ----------   ----------   ----------   ----------   ----------
                                                                                    (MILLIONS, EXCEPT PER-SHARE AMOUNTS)
Revenues(1) ........................................................  $ 16,644.7   $  3,393.9   $  4,899.5   $  4,859.2   $  3,558.8
Income (loss) from continuing operations(2) ........................        28.2       (597.1)       640.5        666.5         87.7
Income (loss) from discontinued operations(3) ......................       240.9       (157.6)    (1,118.2)      (142.2)        68.5
Extraordinary gain(4) ..............................................          --           --           --           --         65.2
Cumulative effect of change in accounting principles(5) ............      (761.3)          --           --           --           --
Diluted earnings (loss) per common share:
     Income (loss) from continuing operations ......................          --        (1.33)        1.28         1.49          .19
     Income (loss) from discontinued operations ....................         .46         (.30)       (2.23)        (.32)         .16
     Extraordinary gain ............................................          --           --           --           --          .15
     Cumulative effect of change in accounting principles ..........       (1.47)          --           --           --           --
Total assets at December 31 ........................................    27,021.8     34,988.5     38,614.2     34,776.6     21,682.1
Short-term notes payable and long-term debt due within one year ....       938.5      2,077.1      2,510.4      3,193.2      1,525.1
Long-term debt at December 31 ......................................    11,039.8     11,075.7      8,285.0      6,316.8      6,211.6
Preferred interests in consolidated subsidiaries at December 31 ....          --           --        976.4        877.9        335.1
Williams obligated mandatorily redeemable preferred
     securities of Trust at December 31 ............................          --           --           --        189.9        175.5
Stockholders' equity at December 31(6) .............................     4,102.1      5,049.0      6,044.0      5,892.0      5,585.2
Cash dividends per common share ....................................         .04          .42          .68          .60          .60

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(1)   As discussed in Note 1 of Notes to Consolidated Financial Statements, the
      adoption of Emerging Issues Task Force Issue No. 02-3 (EITF 02-3) requires that revenues and costs of sale from non-derivative contracts and certain physically settled derivative contracts be reported on a gross basis. Prior to the adoption, these revenues were presented net of costs. As permitted by EITF 02-3, prior year amounts have not been restated.

(2) See Note 4 of Notes to Consolidated Financial Statements for discussion of asset sales, impairments and other accruals in 2003, 2002 and 2001 and see
      Note 3 of Notes to Consolidated Financial Statements for discussion of write-downs of certain assets related to WilTel Communications, formerly Williams Communications Group, (WilTel) in 2002 and 2001. See Note 1 of Notes to Consolidated Financial Statements for discussion of revenue recognized in 2003 related to the correction of prior period items.

(3) See Note 2 of Notes to Consolidated Financial Statements for the discussion of the 2003, 2002 and 2001 income (loss) from discontinued operations. The income (loss) from discontinued operations for 2000 and 1999 relates to the operations of WilTel; Kern River Gas Transmission; Williams Gas Pipelines Central; the Colorado soda ash mining; Mid-America and Seminole pipelines; retail travel centers; bio- energy; Midsouth refinery; Texas Gas Transmission; Williams Energy Partners; Alaska refining, retail and pipeline, Canadian liquids (2000 only) and the Canadian straddle plants (2000 only).

(4) The extraordinary gain for 1999 relates to the sale of our retail propane business, Thermogas L.L.C.

(5) See Note 1 of Notes to Consolidated Financial Statements for discussion of the 2003 cumulative effect of change in accounting principles.

(6) Stockholders' equity for 2001 includes the January 2001 common stock issuance, the issuance of common stock for the Barrett acquisition and the impact of the WilTel spinoff.

                                     99.1-1